UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 7, 2015

(Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 756-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2015, at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders approved the Amended and Restated Management Incentive Compensation Plan (the “MICP”), which is intended to constitute a qualified performance-based compensation plan under Section 162(m) of the Internal Revenue Code of 1986, as amended.  On December 8, 2014, the Company’s Board of Directors approved an amendment to the MICP to reduce the maximum bonus amount that can be paid to any employee with respect to any one fiscal year to $5 million (the “Amendment,” and together with the MICP, the “Amended and Restated MICP”).  Prior to the Amendment, the maximum bonus amount payable under the MICP was the greater of $5 million or 1.5% of the Company’s consolidated after tax net profit.  The Amendment was adopted to set a firm cap on the amount of bonus that can be paid under the MICP in any year to any one employee, which the Company believes is responsive to and in the best interests of shareholders.  The purpose of the MICP is to attract, retain and reward highly qualified executives who are important to the Company’s success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

This foregoing summary of the Amended and Restated MICP is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated MICP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A more detailed summary of the Amended and Restated MICP can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 25, 2015.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of St. Jude Medical, Inc. was held on May 7, 2015.  The final voting results on each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below:

(1) A proposal to elect two members to the Company’s Board of Directors for terms ending in 2018.  The shareholders elected each of the nominees to the Board of Directors with the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
John W.Brown	222,777,913	2,376,687	661,057	25,042,716
Daniel J. Starks	218,229,195	6,439,180	1,147,282	25,042,716

(2) A non-binding proposal to approve the compensation of the Company’s named executive officers.  The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
214,652,739	10,409,592	753,326	25,042,716

(3) A proposal to approve the St. Jude Medical, Inc. Amended and Restated Management Incentive Compensation Plan.  The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
221,487,692	3,554,403	773,562	25,042,716

(4) A proposal to amend the Company’s Articles of Incorporation and Bylaws to declassify the Board of Directors. The proposal was not approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
218,297,077	6,820,076	698,504	25,042,716

As disclosed in the Company’s 2015 Notice of Annual Meeting and Proxy Statement, the affirmative vote of at least 80% of the votes entitled to be cast at the Annual Meeting by holders of all outstanding shares of the Company’s common stock was required to approve the proposal to declassify the Company’s Board of Directors.  On the record date for the Annual Meeting, there were 280,122,034 shares of the Company’s common stock outstanding.

(5) A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.  The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
222,251,034	27,968,561	638,778

(6)  A shareholder proposal requesting that the Board of Directors adopt, and present for shareholder approval, a proxy access bylaw.  The proposal was approved and received the following votes.  Proxy access continues to be an evolving issue in corporate governance and the Board of Directors will carefully consider the shareholder vote and ongoing developments in the corporate governance community with respect to this topic.

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,144,486	61,864,087	807,084	25,042,716

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 St. Jude Medical, Inc. Amended and Restated Management Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

By:	/s/ Jason Zellers
Jason Zellers
Vice President, General Counsel and Corporate Secretary

Date: May 8, 2015